Exhibit 99.1
United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,408,533
Unrealized Gain (Loss) on Market Value of Futures	(257,132)
Interest Income	847
Total Income (Loss)	$1,152,248

Expenses
Investment Advisory Fee	$8,116
Brokerage Commissions	1,242
NYMEX License Fee	312
Non-interested Directors' Fees and Expenses	66
SEC & FINRA Registration Expense	44
Prepaid Insurance Expense	12
Other Expenses	43,925
Total Expenses	53,717
Expense Waiver	(41,896)
Net Expenses	$11,821
Net Gain (Loss)	$1,140,427

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/09	$14,991,426
Net Gain (Loss)	1,140,427

Net Asset Value End of Period	$16,131,853
Net Asset Value Per Unit (600,000 Units)	$26.89

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Heating Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502